      As filed with the Securities and Exchange Commission on July 27, 2001
                                             Registration No. 333-______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        HAVERTY FURNITURE COMPANIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

                       Maryland                       58-0281900
            ---------------------------------   ---------------------
              (State or other jurisdiction        (I.R.S. Employer
            of incorporation or organization)   Identification Number)

            780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
            ---------------------------------------------------------
               (Address of Principal Executive Offices)  (Zip Code)

                        HAVERTY FURNITURE COMPANIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
         --------------------------------------------------------------
                            (Full Title of the Plan)

                               JOHN E. SLATER, JR.
                      President and Chief Executive Officer
                        780 Johnson Ferry Road, Suite 800
                             Atlanta, Georgia 30342
                                 (404) 443-2900
                   -------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                          ---------------------------
                              Copies Requested to:
                          Terry Ferraro Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                            Suite 3100, Promenade II
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3500

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                Proposed Maximum        Proposed Maximum
  Title of Securities       Amount to be       Offering Price Per      Aggregate Offering           Amount of
   to be Registered          Registered               Share(1)               Price(1)            Registration Fee
  -------------------       ------------       ------------------      ------------------        ----------------
Options and Shares of
$1.00 par value Common        500,000                $13.88                $6,940,000                 $1,735
Stock                         Shares
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the New York Stock Exchange on July 24, 2001.

================================================================================

         This Registration Statement covers 500,000 additional shares of the $1.00 par value Common Stock of Haverty Furniture Companies, Inc. (the "Company") issuable pursuant to the Company's Employee Stock Purchase Plan, for which a previously filed Registration Statement on Form S-8 is effective. The contents of the Company's earlier Registration Statement on Form S-8, File No. 33-45724, as filed with the Securities and Exchange Commission (the "Commission") on February 13, 1992, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000, together with those portions of the Company's 2000 Annual Report to Stockholders, including the audited financial statements contained therein, which are incorporated by reference into the Company's Form 10-K;
         2. The Company's Definitive Proxy Statement, dated March 23, 2001, as filed with the Securities and Exchange Commission (the "Commission") in connection with the Company's 2001 Annual Meeting of Stockholders;
         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission; and
         4. The Company's Registration Statement on Form 8-A, as filed with the Commission on August 25, 1998, to register the Company's $1.00 par value Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

ITEM 4. DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Fifteenth Article of the Articles of Incorporation of the Company provides that, to the fullest extent permitted by Maryland law, no director or corporate officer of the Company shall have any liability to the Company or its stockholders for damages. The Fifteenth Article further provides that the Company shall indemnify and advance expenses to its directors and corporate officers to the fullest extent that indemnification of directors is permitted by Maryland law.

         Section 2-418 of the Maryland General Corporation Law provides, under certain circumstances, for the indemnification of any director made a party to any proceeding by reason of serving as a director of a corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding.

         The Company maintains director and officer liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this Item is required.

ITEM 8. EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement:

EXHIBIT NUMBER                           DESCRIPTION OF EXHIBIT
--------------          -------------------------------------------------------
     5.1                Opinion of Smith, Gambrell & Russell, LLP.

    10.1                Haverty Furniture Companies, Inc. Employee Stock
                        Purchase Plan as amended and restated October 29, 1999.

    23.1                Consent of Ernst & Young LLP.

    23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

    24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of July, 2001.

                                    HAVERTY FURNITURE COMPANIES, INC.



                                By: /s/ John E. Slater, Jr.
                                    -------------------------------------------
                                    John E. Slater, Jr.
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rawson Haverty, John E. Slater, Jr. and Dennis L. Fink or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                           SIGNATURES                                        TITLE                        DATE
                           ----------                                        -----                        ----


      /s/ Rawson Haverty                                              Chairman Emeritus               July 26, 2001
      ----------------------------------------------------
                         Rawson Haverty



      /s/ Clarence H. Ridley                                        Chairman of the Board             July 26, 2001
      ----------------------------------------------------
                       Clarence H. Ridley



      /s/ John E. Slater, Jr.                                     President, Chief Executive          July 26, 2001
      ----------------------------------------------------           Officer and Director
                       John E. Slater, Jr.                           (Principal Executive
                                                                          Officer)



       /s/ Clarence H. Smith                                     Chief Operating Officer and          July 26, 2001
      ----------------------------------------------------                Director
                        Clarence H. Smith



      /s/ Dennis L. Fink                                           Executive Vice President           July 26, 2001
      ----------------------------------------------------       and Chief Financial Officer
                         Dennis L. Fink                         (Principal Financial Officer)



      /s/ Dan C. Bryant                                         Vice President and Controller         July 26, 2001
      ----------------------------------------------------     (Principal Accounting Officer)
                          Dan C. Bryant



      /s/ Fred J. Bates                                              Regional Manager and             July 26, 2001
      ----------------------------------------------------                 Director
                          Fred J. Bates



      /s/ John T. Glover                                                   Director                   July 26, 2001
      ----------------------------------------------------
                         John T. Glover



                                                                 Senior Vice President, Real
      /s/ Rawson Haverty, Jr.                                    Estate and Development, and          July 26, 2001
      ----------------------------------------------------                Director
                       Rawson Haverty, Jr.



      /s/ L. Phillip Humann                                                Director                   July 26, 2001
      ----------------------------------------------------
                        L. Phillip Humann



      /s/ Mylle B. Mangum                                                  Director                   July 26, 2001
      ----------------------------------------------------
                         Mylle B. Mangum



      /s/ Frank S. McGaughey, III                                          Director                   July 26, 2001
      ----------------------------------------------------
                     Frank S. McGaughey, III



                                                                    Senior Vice President,
      /s/ M. Tony Wilkerson                                        Marketing, and Director            July 26, 2001
      ----------------------------------------------------
                       M. Tony Wilkerson



      /s/ Robert R. Woodson                                                Director                   July 26, 2001
      ----------------------------------------------------
                        Robert R. Woodson

                                  Exhibit Index

    EXHIBIT
    NUMBER                            DESCRIPTION OF EXHIBIT
    -------         -----------------------------------------------------------
      5.1           Opinion of Smith, Gambrell & Russell, LLP.

     10.1           Haverty Furniture Companies, Inc. Employee Stock Purchase
                    Plan as amended and restated October 29, 1999.

     23.1           Consent of Ernst & Young LLP.

     23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

     24.1 Powers of Attorney (contained on the signature page to this Registration Statement).